FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Emily Claffey/Benjamin Spicehandler/Columbia Clancy, FGS Global,
212-687-8080 (U.S.)
44(0)2031788914(Europe)
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000

DOUGLAS ELLIMAN INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Fourth Quarter 2022 Highlights:
•Consolidated revenues of $207.3 million compared to $334.2 million in the prior year quarter
◦Douglas Elliman’s real estate brokerage segment achieved gross transaction value of approximately $7.5 billion, compared to approximately $12.6 billion in the prior year quarter.
◦Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.573 million.
•Consolidated operating loss of $21.9 million and real estate brokerage segment operating loss of $15.6 million compared to operating income of $19.2 million and $19.2 million, respectively, in the prior year quarter
•Net loss attributed to Douglas Elliman of $18.4 million, or $0.24 per diluted common share, compared to net income of $20.2 million, or $0.26 per diluted common share, in the prior year quarter
•Adjusted EBITDA attributed to Douglas Elliman of a loss of $17.1 million compared to income of $21.3 million in the prior year quarter, reflecting the impact of lower revenues and stand-alone public company expenses
•Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment of a loss of $12.6 million compared to income of $21.3 million in the prior year quarter
Full Year 2022 Highlights:
•Consolidated revenues of $1.15 billion, compared to $1.35 billion in the prior year
◦Douglas Elliman’s real estate brokerage segment achieved gross transaction value of approximately $42.9 billion, compared to approximately $51.2 billion in 2021.
◦Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.616 million.

•Consolidated operating loss of $4.5 million and real estate brokerage segment operating income of $22.0 million compared to operating income of $102.1 million and $102.1 million, respectively, in the prior year
•Net loss attributed to Douglas Elliman of $5.6 million, or $0.08 per diluted common share, compared to net income of $98.8 million, or $1.27 per diluted common share, in the prior year
•Adjusted EBITDA attributed to Douglas Elliman of $15.0 million compared to $110.7 million in the prior year, reflecting the impact of lower revenues and stand-alone public company expenses
•Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment of $34.5 million compared to $110.7 million in the prior year
MIAMI, FL, March 9, 2023 - Douglas Elliman Inc. (NYSE:DOUG) today announced financial results for the three months and year ended December 31, 2022.
“Douglas Elliman’s team of world class agents met the challenges of the fourth quarter, which was marked by limited listing inventory and significantly increased mortgage rates,” said Howard M. Lorber, Chairman and Chief Executive Officer of Douglas Elliman. “The strength of Douglas Elliman's balance sheet, global network of leading agents and luxury brand positions us to take advantage of opportunities as real estate markets stabilize. We remain confident that the Company’s differentiated platform and approach will enable us to deliver continued growth over the long term."
GAAP Financial Results
Three months ended December 31, 2022. Fourth quarter 2022 revenues were $207.3 million, compared to revenues of $334.2 million in the fourth quarter of 2021. The Company recorded an operating loss of $21.9 million in the fourth quarter of 2022, compared to operating income of $19.2 million in the fourth quarter of 2021. Net loss attributed to Douglas Elliman for the fourth quarter of 2022 was $18.4 million, or $0.24 per diluted common share, compared to net income of $20.2 million, or $0.26 per diluted common share, in the fourth quarter of 2021.
Year ended December 31, 2022. For the year ended December 31, 2022, revenues were $1.15 billion, compared to revenues of $1.35 billion for the year ended December 31, 2021. The Company recorded operating loss of $4.5 million for the year ended December 31, 2022, compared to operating income of $102.1 million for the year ended December 31, 2021. Net loss attributed to Douglas Elliman for the year ended December 31, 2022 was $5.6 million, or $0.08 per diluted common share, compared to net income of $98.8 million, or $1.27 per diluted common share, for the year ended December 31, 2021.
Non-GAAP Financial Measures
Non-GAAP financial measures include an adjustment for change in fair value of contingent liability (for purposes of Adjusted EBITDA and Adjusted Net Income) and income related to Tax Disaffiliation indemnification (for purposes of Adjusted Net Income, which is included in other, net for Adjusted EBITDA). For purposes of Adjusted EBITDA only, adjustments also include stock-based compensation, equity in earnings (losses) from equity method investments and other, net. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months and full years ended December 31, 2022 and 2021 are included in Tables 2, 3 and 4.
Three months ended December 31, 2022 compared to the three months ended December 31, 2021
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were a loss of $17.1 million for the fourth quarter of 2022, compared to income of $21.3 million for the fourth quarter of 2021.
Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment (as described in Table 2 attached hereto) were a loss of $12.6 million for the fourth quarter of 2022, compared to income of $21.3 million for the fourth quarter of 2021.
Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $18.4 million, or $0.24 per diluted share, for the fourth quarter of 2022, compared to Adjusted Net Income attributed to Douglas Elliman of $18.6 million, or $0.24 per diluted share, for the fourth quarter of 2021.
Year ended December 31, 2022 compared to the year ended December 31, 2021
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were $15.0 million for the year ended December 31, 2022, compared to $110.7 million for the year ended December 31, 2021.
Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment (as described in Table 2 attached hereto) were $34.5 million for the year ended December 31, 2022, compared to $110.7 million for the year ended December 31, 2021.

Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $6.2 million, or $0.09 per diluted share, for the year ended December 31, 2022, compared to Adjusted Net Income attributed to Douglas Elliman of $100.5 million, or $1.29 per diluted share, for the year ended December 31, 2021.
Gross Transaction Value
For the three months ended December 31, 2022, Douglas Elliman’s subsidiary, Douglas Elliman Realty, LLC, achieved gross transaction value of approximately $7.5 billion, compared to approximately $12.6 billion for the three months ended December 31, 2021. For the three months ended December 31, 2022, Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.573 million.
For the year ended December 31, 2022, Douglas Elliman’s subsidiary, Douglas Elliman Realty, LLC, achieved gross transaction value of approximately $42.9 billion compared to approximately $51.2 billion for the year ended December 31, 2021. For the year ended December 31, 2022, Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.616 million.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $163.9 million at December 31, 2022. This significant liquidity places the Company in a position of strength in the market.
Conference Call to Discuss Fourth Quarter and Full Year 2022 Results
As previously announced, the Company will host a conference call and webcast on Friday March 10, 2023 at 8:00 AM (ET) to discuss its fourth quarter and full year 2022 results. Participants should pre-register for the call using the following link: https://conferencingportals.com/event/WkZPJZxS. Registered participants will receive an email with a calendar reminder, dial-in number and conference ID that allows immediate access to the call. The call will be available via live webcast at https://events.q4inc.com/attendee/696097083. Webcast participants should join the webcast at least 10 minutes prior to start time.
An archived replay of the call will be available shortly after the call ends on March 10, 2023 through March 24, 2023 at https://events.q4inc.com/attendee/696097083.
Non-GAAP Financial Measures
Adjusted EBITDA attributed to Douglas Elliman and Adjusted Net Income attributed to Douglas Elliman (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.
The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2, 3 and 4 is information relating to the Company’s Non-GAAP Financial Measures for the three months and full years ended December 31, 2022 and 2021.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, and Nevada. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2021 and, when filed, our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022. Douglas Elliman Inc. also became a full taxpayer after it became a standalone public company on December 30, 2021.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues:
Commissions and other brokerage income	$195,968	$318,368	$1,099,885	$1,292,416
Property management	8,236	9,056	36,022	37,345
Other ancillary services	3,126	6,802	17,270	23,377
Total revenues	207,330	334,226	1,153,177	1,353,138

Expenses:
Real estate agent commissions	150,363	247,756	836,803	985,523
Sales and marketing	21,618	17,843	85,763	77,174
Operations and support	17,074	14,944	72,946	71,641
General and administrative	32,194	28,317	131,421	92,798
Technology	5,964	4,041	22,773	15,343
Depreciation and amortization	1,979	2,152	8,012	8,561
Operating (loss) income	(21,862)	19,173	(4,541)	102,098

Other income (expenses):
Interest income	1,215	18	1,779	83
Equity in losses from equity-method investments	(86)	(160)	(563)	(278)
Change in fair value of contingent liability	—	1,605	—	(1,647)
Investment and other income (loss)	403	(37)	3,429	529
(Loss) income before provision for income taxes	(20,330)	20,599	104	100,785
Income tax (benefit) expense	(1,670)	477	6,503	2,133

Net (loss) income	(18,660)	20,122	(6,399)	98,652

Net loss attributed to non-controlling interest	245	66	777	186

Net (loss) income attributed to Douglas Elliman Inc.	$(18,415)	$20,188	$(5,622)	$98,838

Per basic common share:

Net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.24)	$0.26	$(0.08)	$1.27

Per diluted common share:

Net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.24)	$0.26	$(0.08)	$1.27

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

Table 2 provides a reconciliation of GAAP to Non-GAAP financial measures. For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022. Its expenses incurred in its public company operations are reported in the Corporate and Other Segment and the operations of its brokerage businesses are reported in the Real Estate Brokerage Segment.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net (loss) income attributed to Douglas Elliman Inc.	$(18,415)	$20,188	$(5,622)	$98,838
Interest (income) expense	(1,215)	(18)	(1,779)	(83)
Income tax (benefit) expense	(1,670)	477	6,503	2,133
Net loss attributed to non-controlling interest	(245)	(66)	(777)	(186)
Depreciation and amortization	1,979	2,152	8,012	8,561
EBITDA	$(19,566)	$22,733	$6,337	$109,263

Equity in losses from equity-method investments (a)	86	160	563	278
Change in fair value of contingent liability	—	(1,605)	—	1,647
Stock-based compensation expense (b)	2,662	—	11,138	—
Other, net	(403)	37	(3,429)	(529)
Adjusted EBITDA	(17,221)	21,325	14,609	110,659
Adjusted EBITDA attributed to non-controlling interest	119	(17)	342	40
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(17,102)	$21,308	$14,951	$110,699

Operating (loss) income by Segment:
Real estate brokerage	$(15,626)	$19,173	$21,993	$102,098
Corporate and other	(6,236)	—	(26,534)	—
Total	$(21,862)	$19,173	$(4,541)	$102,098

Real estate brokerage segment
Operating (loss) income	$(15,626)	$19,173	$21,993	$102,098
Depreciation and amortization	1,979	2,152	8,012	8,561
Stock-based compensation	917	—	4,195	—
Adjusted EBITDA	(12,730)	21,325	34,200	110,659
Adjusted EBITDA attributed to non-controlling interest	119	(17)	342	40
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(12,611)	$21,308	$34,542	$110,699

Corporate and other segment
Operating loss	$(6,236)	$—	$(26,534)	$—
Stock-based compensation	1,745	—	6,943	—
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(4,491)	$—	$(19,591)	$—

a.Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b.Represents amortization of stock-based compensation of $917 and $4,195, which is attributable to the Real estate brokerage segment for the three months and year ended December 31, 2022, and $1,745 and $6,943, which is attributable to the Corporate and other segment for the three months and year ended December 31, 2022.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET (LOSS) INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 provides a reconciliation of GAAP to Non-GAAP financial measures. For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022. Douglas Elliman Inc. also became a full taxpayer after it became a standalone public company on December 30, 2021.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net (loss) income attributed to Douglas Elliman Inc.	$(18,415)	$20,188	$(5,622)	$98,838

Change in fair value of contingent liability	—	(1,605)	—	1,647
Income related to Tax Disaffiliation indemnification	(8)	—	(589)	—
Total adjustments	(8)	(1,605)	(589)	1,647

Adjusted net (loss) income attributed to Douglas Elliman Inc.	$(18,423)	$18,583	$(6,211)	$100,485

Per diluted common share:

Adjusted net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.24)	$0.24	$(0.09)	$1.29

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Commissions and other brokerage income	$195,968	$318,368	$1,099,885	$1,292,416
Property management	8,236	9,056	36,022	37,345
Other ancillary services	3,126	6,802	17,270	23,377
Total revenues	$207,330	$334,226	$1,153,177	$1,353,138

Gross transaction value (in billions)	$7.5	$12.6	$42.9	$51.2
Total transactions	4,776	8,307	26,573	32,400